                                                       Exhibit 24


                    APPALACHIAN POWER COMPANY


          I, Jeffrey D. Cross, Assistant Secretary of APPALACHIAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on February 22, 1995, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 4th day of April, 1995.

                              __/s/ Jeffrey D. Cross___
                                 Assistant Secretary




                    APPALACHIAN POWER COMPANY
                        February 22, 1995


          The Chairman outlined a proposed financing program through December 31, 1996 of the Company involving the issuance and sale, either at competitive bidding or through a negotiated public offering with one or more agents or underwriters, of up to $150,000,000 aggregate principal amount of First Mortgage Bonds or Secured Medium Term Notes, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than forty-two years (the "Debt Securities").

          The Chairman stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be used to refund directly or indirectly long-term debt or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman then reminded the Board that all necessary approvals had been obtained from the Virginia State Corporation Commission and the Tennessee Public Service Commission to issue the Debt Securities through December 31, 1995, but that it would be necessary to file amendments to the Company's applications with the Virginia State Corporation Commission and the Tennessee Public Service Commission to extend such authority through December 31, 1996. The Chairman also stated that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that in connection with the proposed financing program approved at this meeting, the proper officers of the Company be, and they hereby are, authorized on behalf of the Company to execute and file any necessary amendments to the applications with the Virginia State Corporation Commission and the Tenneseee Public Service Commission; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission (the "Commission") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection there-with, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman further stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of up to $150,000,000 of Debt Securities, there was to be filed with the Commission a Power of Attorney, dated February 22, 1995, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Appalachian Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $150,000,000 aggregate principal amount of Debt Securities compris-ing either First Mortgage Bonds or Secured Medium Term Notes, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than forty-two years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated February 22, 1995, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando
          A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman thereupon stated to the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Dewey Ballantine be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

          The Chairman then stated that, with respect to the issuance of up to $150,000,000 of First Mortgage Bonds through one or more agents under a medium term note program, the Company has negotiated a form of Selling Agency Agreement pursuant to which Salomon Brothers Inc, CS First Boston Corporation and Chemical Securities Inc. would act as the Company's agents for the sale of such medium term notes. The Chairman then recommend-ed that the Board authorize the appropriate officers of the Company to enter into the Selling Agency Agreement, the form of which was then presented to the meeting.

          Thereupon, upon motion duly made and seconded, it was unanimously

               RESOLVED, that the form, terms and provisions of the Selling Agency Agreement among the Company, Salomon Brothers Inc, CS First Boston Corporation and Chemical Securities Inc., a copy of which has been submitted to this meeting, be, and the same hereby are, in all respects approved; and further

               RESOLVED, that the Chairman of the Board, the President or any Vice President of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, the Selling Agency Agreement in substantially the form of such agreement submitted to this meeting, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable, including, without limita-tion, agreeing to add one or more additional agents from time to time to the Selling Agency Agreement, in connection with the transactions authorized in the foregoing resolutions.

          The Chairman thereupon stated to the meeting that, in order to enable the Company to perform its obligations under the Selling Agency Agreement approved at this meeting providing for the sale of up to $150,000,000 aggregate principal amount of First Mortgage Bonds under a medium term note program, it was proposed that the Board of Directors authorize the appropriate officers to create one or more new series of First Mortgage Bonds, to be issued under the Mortgage and Deed of Trust, dated December 1, 1940, of the Company to Bankers Trust Company, as Trustee, as heretofore supplemented and amended, and as to be supplemented and amended by one or more additional Supplemental Indentures to the Mortgage and Deed of Trust, each of said new series of First Mortgage Bonds to be entitled and designated as "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________", with the interest rate, maturity and certain other terms of each such series of First Mortgage Bonds to be designated at the time of creation thereof, such interest rate not to exceed 11% per annum and the maturity thereof to be not less than nine months nor more than forty-two years.

          Thereupon, after full and thorough discussion, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the officers of this Company
          (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized to create up to $150,000,000 aggregate principal amount of First Mortgage Bonds in one or more series, each series to be issued under and secured by the Mortgage and Deed of Trust, dated December 1, 1940, of the Company to Bankers Trust Company, as Trustee, and certain indentures supplemental thereto, including one or more additional Supplemental Indentures to the Mortgage and Deed of Trust, in substantially the form presented to this meeting, to be made by this Company to Bankers Trust Company, as Trustee (said Mortgage and Deed of Trust as heretofore supplemented and amended, and as to be supplemented and amended, being hereinafter called the "Mortgage"), each series to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________" (hereinaf-ter called "bonds of each New Series"), provided that the interest rate, maturity and the applicable redemption provisions, if any, and such other terms, including, but not limited to, interest payment dates and record payment dates, shall be designated at the time of creation thereof and further provided that such interest rate shall not exceed 11% per annum and such maturity shall not be less than nine months nor more than forty-two years; and further

               RESOLVED, that the officers of this Company
          (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, one or more additional Supplemental Indentures, specifying the designation, terms, redemption provisions and other provisions of the bonds of each New Series and providing for the creation of the bonds of each New Series and effecting the amendments to the Mortgage described therein, such instrument to be substantially in the form presented to this meeting and ordered to be filed with the records of this Company, with such changes therein as the officers executing the same may, upon the advice of counsel, approve at the time of execution (such approval to be conclusively evidenced by their execution thereof); that Bankers Trust Company is hereby requested to join in the execution of said Supplemental Indentures, as Trustee; and that the officers (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) of this Company be, and they hereby are, authorized and directed to record and file, or to cause to be recorded and filed, said Supplemental Indentures in such offices of record and take such other action as may be deemed necessary or advisable in the opinion of counsel for the Company; and that such officers be, and they hereby are, authorized to determine and establish the basis on which the bonds of each New Series shall be authenticated under the Mortgage; and further

               RESOLVED, that the terms and provisions of the bonds of each New Series and the forms of the regis-tered bonds of each New Series and of the Trustee's Authentication Certificate be, and they hereby are, established as provided in the form of Supplemental Indenture to the Mortgage hereinbefore authorized, with such changes as may be required upon the establishment of the further terms thereof by the appropriate officers of the Company as herein authorized; and further

               RESOLVED, that the registered bonds of each New
          Series shall be substantially in the form set forth in the form of Supplemental Indenture approved at this meeting; and further

               RESOLVED, that, subject to the approval of all governmental agencies having jurisdiction in the premises, and to compliance with the provisions of
          Article VI or VII of the Mortgage, the Chairman of the Board, or the President or any Vice President and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of Section 14 of Article II of the Mortgage (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to Bankers Trust Company, as Trustee under the Mortgage, bonds of each New Series in the aggregate principal amount of up to $150,000,000 as definitive fully registered bonds without coupons in denominations of $1,000 or integral multiples thereof; and further

               RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the bonds of each New Series ceases to be such an officer prior to their issuance, the bonds of each New Series so signed or bearing such facsimile signature shall nevertheless be valid; and further

               RESOLVED, that, subject as aforesaid, Bankers Trust Company, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, bonds of each New Series and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers; and further

               RESOLVED, that the law firm of Hunton & Williams and that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, Thomas S. Ashford of Dublin, Ohio, Jeffrey D. Cross of Worthington, Ohio, Ann B. Graf of Columbus, Ohio, John M. Adams, Jr. of Worthington, Ohio and Thomas G. Berkemeyer of Hilliard, Ohio, attorneys and employees of American Electric Power Service Corpora-tion, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render the Opinion of Counsel required by Article VI, Section 29(3) or
          Article VII, Section 30(5) of said Mortgage in connection with the authentication and delivery of the bonds of each New Series; and further

               RESOLVED, that James J. Markowsky of Worthington, Ohio, John R. Jones, III of Dublin, Ohio or Bruce A. Renz of Worthington, Ohio, engineers and officers of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed the Engineer to make with the President or a Vice President and the Treasurer or an Assistant Treasurer of this Company any Engineer's Certificate required by Article VI of the Mortgage, in connection with the authentication and delivery of the bonds of each New Series; and further

               RESOLVED, that the office of Bankers Trust Company at Four Albany Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, fixed as the office or agency of this Company for the payment of the principal of and the interest on the bonds of each New Series and as the office or agency of the Company in The City of New York for the registration, transfer and exchange of registered bonds of each New Series; and further

               RESOLVED, that said Bankers Trust Company, be, and it hereby is, appointed as the agent of this Company, in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the bonds of each New Series, and for the registration, transfer and exchange of registered bonds of each New Series; and further

               RESOLVED, that said Bankers Trust Company, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on bonds of each New Series, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

               RESOLVED, that, until further action by this Board, the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of bonds of each New Series, pursuant to
          Section 12 of the Mortgage without charging a sum for any bond of the New Series issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to reimburse the Company for any tax or other governmental charge required to be paid by the Company in connection therewith; and further

               RESOLVED, that the firm of Deloitte & Touche, be and they hereby are appointed as independent accoun-tants to render any independent public accountant's certificate required under Section 29 of the Mortgage; and further

               RESOLVED, that it is desirable and in the best interest of the Company that the bonds of each New Series be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale of all or such part of the bonds of each New Series of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusive-ly establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.




                    APPALACHIAN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of APPALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $150,000,000 aggregate principal amount of its Debt Securities comprising First Mortgage Bonds or Secured Medium Term Notes, or a combination of each, in one or more new series, each series to have a maturity of not less than 9 months and not more than 42 years, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 22nd day of February, 1995.


_/s/ E. Linn Draper, Jr.____       __/s/ Wm. J. Lhota__________
E. Linn Draper, Jr.     L.S.       Wm. J. Lhota            L.S.


_/s/ P. J. DeMaria__________       __/s/ G. P. Maloney_________
P. J. DeMaria           L.S.       G. P. Maloney           L.S.


_/s/ Henry Fayne____________       __/s/ James J. Markowsky____
Henry Fayne             L.S.       James J. Markowsky      L.S.


_/s/ Luke M. Feck___________       _/s/ J. H. Vipperman________
Luke M. Feck            L.S.       J. H. Vipperman         L.S.